                                                        Exhibit 10.12(c)






                                  AMENDMENT TO
                           INTERCONNECTION AGREEMENT


                         MERCURY COMMUNICATIONS LIMITED

                                      and

                            NYNEX CABLECOMMS LIMITED


                                11 FEBRUARY 1997

                     AMENDMENT TO INTERCONNECTION AGREEMENT

THIS AGREEMENT is made the eleventh day of February 1997 between:

(I) MERCURY COMMUNICATIONS LIMITED whose registered office is at New Mercury House, 26 Red Lion Square, London WC1R 4HQ whose registered number is 1541957 ("Mercury") and

(II) NYNEX CABLECOMMS LIMITED whose registered office is at The Tolworth Tower, Ewell Road, Surbiton, Surrey KT6 7ED whose registered number is 2664006 acting for and on behalf of itself and as agent for and on behalf of each of the franchise companies specified in Part 1 of Appendix Z to the Interconnection Agreement (as defined below) (collectively "NYNEX").

WHEREAS

A. Mercury and Nynex have entered into an Interconnection Agreement dated 11th November 1996 (referred to herein as "the Interconnection Agreement").

B. Mercury and Nynex have agreed to modify the Interconnection Agreement in accordance with the terms of this Agreement.

IT IS HEREBY AGREED as follows:

1.      INTERPRETATION

1.1 This Agreement amends the Interconnection Agreement, and the terms of this Agreement shall be incorporated into the Interconnection Agreement.

1.2 Words and expressions defined in Schedule 1 of the Interconnection Agreement shall have the same meaning in this Agreement.

1.3 In this Agreement the following words and expression shall have the following meanings:

"BT Matrix"                     means the first version of the de-averaged EBC
                                Matrix Build 007 published by BT and to be used with effect from 1st October 1996;

"Cellnet/Vodafone Direct
Dial Mobile Numbers"            means those access numbers specified in
                                Schedule 2 of this Agreement and any other numbers which Cellnet or Vodafone may introduce during the Discount Period for the purpose of direct dial access to their mobile customers;

"Discount Period"               means 13th November 1996 to 31st March 1997;

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"National Double
Tandem Calls"        means all Transit National Calls listed as double plus
                     tandem calls falling within banks 527, 528 and 529 of the BT Matrix;

"Rebate"             means the rebate payable in accordance with Clause 3.


2.   NYNEX OBLIGATIONS

2.1 Nynex undertakes during the Discount Period to convey all Calls in the categories listed below which originate on the Nynex System to the Mercury System. The categories are:

     a)  National Double Tandem Calls;

     b)  International Calls;

     c)  Calls addressed to Cellnet/Vodafone Direct Dial Mobile Numbers

2.2 Nynex will endeavor to convey to the Mercury system at least the minimum volumes of Calls specified in Schedule 1.

2.3 Nynex will supply Mercury on reasonable written request with information, data and statistics relating to Calls of the types specified in Clause 2.1 of this Agreement, sufficient to show that Nynex is complying with its obligations hereunder.

3.   REBATE

3.1 Provided Nynex complies with Clause 2 hereof during the whole of the Discount Period Mercury shall pay a Rebate to Nynex equivalent to 15% of all charges due from Nynex to Mercury in respect of International Calls during the Discount Period.

3.2 In the event that Nynex fails to achieve the minimum volumes specified in Clause 2.2, Nynex shall nevertheless be entitled to the Rebate in accordance with this Clause 3, provided that Mercury is reasonably satisfied that Nynex has complied with Clause 2.1 hereof for the whole of the Discount Period.

3.3 The Rebate shall be calculated by Mercury and, subject to Nynex's agreement, paid by way of a credit against the next invoice issued by Mercury to Nynex under the Interconnection Agreement following the end of the Discount Period.

3.4 Should there be a dispute as to the rebated amount, the relevant procedures in the Interconnection Agreement shall apply.




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3.5  The Interconnection Agreement shall continue in full effect except as expressly varied hereby.

4.   TERMINATION

4.1 This Agreement shall terminate automatically upon receipt in full by Nynex of the Rebate or if the Interconnection Agreement is terminated for any reason.

4.2 Both parties reserve the right to terminate this Agreement forthwith by notice in writing if the other party commits a breach of any of its obligations under this Agreement.

4.3 Nynex may terminate this Agreement by notice in writing at any time prior to the end of the Discount Period.

4.4 Where this Agreement is terminated as a result of a breach by Nynex or by notice from Nynex under Clause 4.3 prior to the end of the Discount Period no Rebate or any part thereof shall be payable.

4.5 Where this Agreement is terminated as a result of a breach by Mercury the Rebate shall be payable in respect of the period up to termination but not thereafter.

4.6 Expiry or termination of this Agreement shall not serve to terminate the Interconnection Agreement.

5.   ENTIRE AGREEMENT

     This Agreement together with the Interconnection Agreement constitutes the entire understanding between the parties in relation to their obligations and the availability of the Rebate hereunder, and shall supersede and replace all previous agreements, understandings or commitments between the Parties or representations made by either Party whether oral or written with respect to such matters.

AS WITNESS the hands of the duly authorized representatives of the Parties at the date first above written

                   )  Ian Ashby, Managing Director of Partner Services for
/s/ IAN F. ASHBY   )  and on behalf of Mercury Communications Limited
                   )

                   )  Paul Repp, Executive Director; Chief Legal and
                   )  Regulatory Officer and Company Secretary for and on
                   )  behalf of NYNEX CableComms Limited and as agent
/s/ PAUL REPP      )  for and on behalf of the 16 franchise) companies
                   )  specified in Part 1 of Appendix 2 to the Interconnection
                   )  Agreement

                                   SCHEDULE 1

International                                Actual traffic    1/11/96-31/3/96
-------------            1/10/96   1/10/96     August 96      Traffic Projection
Country                    Std      Econ     Total (kmins)     Total (kmins)
-------------            -------   -------   --------------   ------------------
Australia                 16.75     14.75         126                 690
Austria                   16.75     14.95          13                  69
Belgium                   14.85     14.05          36                 198
Canada                     7.95      7.95         109                 600
China                     60.42     57.69           2                  13
Denmark                   12.95     12.95          26                 142
Egypt                     48.95     48.95           7                  38
France                    11.95      9.75         212                1166
Germany                   12.30     11.85         200                1099
Gibraltar                 17.35     14.46           1                   6
Greece                    20.00     18.71          32                 178
Guyana                    56.21     54.71          20                 108
Hong Kong                 21.50     21.50          31                 172
India                     40.95     39.95          37                 203
Indonesia                 47.75     47.75           4                  20
Iran                      55.95     54.00           9                  48
Irish Republic            10.40      7.15         288                1585
Israel                    30.95     39.95           9                  50
Italy                     17.00     15.85          71                 389
Japan                     19.95     19.95          10                  57
Malaysia                  35.50     35.50          14                  77
Netherlands               13.05     11.75          76                 420
New Zealand               20.45     18.95          43                 238
Norway                    13.45     11.95          17                  94
Poland                    18.10     15.20          14                  75
Portugal                  18.10     16.20          37                 206
Russia                    39.95     39.95           9                  51
Saudi Arabia              51.50     45.30          17                  92
South Africa              35.00     35.00          41                 226
Spain                     18.00     16.20         151                 830
Sweden                    12.85     10.85          33                 184
Switzerland               11.95     10.05          33                 182
Taiwan                    43.00     43.00           5                  30
Thailand                  49.95     49.95          10                  55
Turkey                    23.35     19.75          28                 152
United Arab               39.95     37.35          13                  72
Emirates
USA                        7.15      7.15         438                2407

----------
UK National

Target traffic for period:  137.5 million minutes

Cellnet & Vodafone Mobile

Target traffic for period:  8.34 million minutes
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                                   SCHEDULE 2

                              DIRECT DIAL NUMBERS
                              -------------------

Numbers on the Vodafone Network:

Dial code ranges: 0370, 0374, 0378, 0385, 0421, 0441, 0468, 0831 and 0836,
excluding sub ranges 0374-5, 0385-6, 0421-1, 0836-0, 0836-1, 0836-4, 0836-8 and
0836-9.

Numbers on the Cellnet Network:

Dial code ranges: 0401, 0402, 0410, 0411, 0585, 0589, 0802, 0850 and 0860,
excluding sub range 0401-5.